UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2008

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Calgon Carbon Corporation (the “Company”) has adopted and the shareholders of the Company have approved the adoption of a 2008 Equity Incentive Plan (the “Plan”). The Plan provides for grants of equity securities to employees of and service providers to the Company and its subsidiaries, and to non-employee directors. The Plan has a term through March 25, 2018 and has a maximum number of shares available for grants or awards of 2,000,000 shares. The Plan provides for the grant of incentive stock options under Section 422 of the Internal Revenue Code, the grant of non-statutory stock options, the grant of stock appreciation rights, either granted in conjunction with stock options or not conjunction with options, and the grant of restricted share awards, restricted stock units, performance units and other stock based awards.

The maximum number of shares as to which awards (other than performance units or other stock based awards) may be made under the Plan to any one employee in any one calendar year is 500,000 shares.

The option price for each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant of the stock option. The Plan prohibits repricing of stock options or stock appreciation rights without shareholder approval. The Plan has minimum vesting requirements on awards of restricted share and share units and other stock based awards such that time-based awards must have at least three year vesting periods with no more frequent than ratable vesting over that period and performance-based awards must have performance measurement periods of at least one year, subject to certain exceptions. For performance-based awards, the Compensation Committee of the Company may establish performance goals in connection with such awards based on one or more of the performance criteria set forth in the Plan.

The Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights and for the lapse of restrictions on restricted share and unit awards in the event of certain change of control of events as described in the Plan.

As of the date hereof, no awards to management have been made under the Plan.

The foregoing summarizes the principal features of the Plan and is qualified in its entirety by the full text of the Plan, which is set forth at Exhibit 10.1 to this Form 8-K. Reference is also made to Proposal 2 to the Company’s Proxy Statement dated April 3, 2008 with respect to the approval of the adoption of the Plan for further information about the Plan.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description
10.1	2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: May 15, 2008	By	/s/ Leroy M. Ball
Leroy M. Ball
Chief Financial Officer